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                                                              EXHIBIT 4.5



                      INSTRUMENTS DEFINING THE RIGHTS OF
                    SECURITY HOLDERS, INCLUDING INDENTURES



          The Registrant has various long-term debt agreements which define the rights of the holders of the related debt securities of the Registrant. No agreement with respect to the Registrant's long-term debt exceeds 10% of total assets, except the $1.7 billion Credit Agreement dated as of July 19, 1994 (as amended) (incorporated by reference) and the Indentures dated as of December 15, 1994 (incorporated by reference). Debt agreements that do not exceed 10% of total assets have not been filed. The Registrant agrees to furnish copies of any unfiled debt agreements to the Commission upon request.






                                                  FLEMING COMPANIES, INC.
                                               -----------------------------
                                                         (Registrant)




Date  March 28, 1995                        By /s/ KEVIN J. TWOMEY
      --------------                           -----------------------------
                                                   Kevin J. Twomey
                                                   Vice President-Controller
                                                   (Chief Accounting Officer)